EXHIBIT 99.1

[Logo]	VINTAGE PETROLEUM, INC.

This Proxy is Solicited on Behalf of the Board of Directors

for the Special Meeting of Stockholders to be held January 26, 2006

The undersigned hereby appoints Charles C. Stephenson, Jr., William L. Abernathy and William C. Barnes, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Vintage Petroleum, Inc. to be held on the 26th day of January, 2006, at 10:00 a.m., local time, at 110 W. Seventh Street, 28th Floor, Tulsa, Oklahoma, and at any and all adjournments or postponements thereof, on all matters coming before said meeting.

PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Vintage Petroleum, Inc. account online.

Access your Vintage Petroleum, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Vintage Petroleum, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information • View payment history for dividends	• Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9 am-7 pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2.

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1.	To approve and adopt the Agreement and Plan of Merger dated as of October 13, 2005, among Vintage Petroleum, Inc., Occidental Petroleum Corporation and Occidental Transaction 1, LLC, providing for the merger of Vintage into Occidental Transaction 1, LLC, a wholly owned subsidiary of Occidental Petroleum Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve postponements or adjournments of the special meeting, if necessary, to solicit additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any and all adjournments or postponements thereof.

Signature

Signature

Date

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/vpi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.